Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Fourth Quarter and

Full Year 2016 Financial Results and 2017 Outlook

ORLANDO, Fla. – February 23, 2017 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported fourth quarter and full year 2016 financial results and provided its outlook for the full year 2017.

Fourth quarter 2016 highlights:

•	Net income was $49.8 million, or $1.80 fully diluted earnings per share (EPS), compared to net income of $33.1 million, or $1.06 fully diluted EPS, in the fourth quarter of 2015, an increase of 50.3 percent and 69.8 percent, respectively.

•	Adjusted net income was $50.8 million, compared to adjusted net income of $34.7 million in the fourth quarter of 2015, an increase of 46.4 percent. Adjusted fully diluted EPS was $1.83, compared to adjusted fully diluted EPS of $1.11 in the fourth quarter of 2015, an increase of 64.9 percent.

•	Adjusted EBITDA totaled $95.0 million, an increase of $21.5 million, or 29.3 percent, year-over-year, with growth coming from all lines of business.

•	The company estimates that Hurricane Matthew negatively impacted Adjusted EBITDA by approximately $3.6 million in the fourth quarter. Adjusting for that impact, Adjusted EBITDA would have totaled nearly $99 million in the fourth quarter, an increase of 34.1 percent.

•	Total company vacation ownership contract sales, excluding residential sales, were $234.3 million, an increase of $30.1 million, or 14.7 percent, compared to the prior year period. Contract sales in our key North America and Asia Pacific segments increased over the prior year by $32.6 million, or 16.9 percent.

•	The company estimates that Hurricane Matthew negatively impacted contract sales by $8.1 million in the fourth quarter. Adjusting for that impact, contract sales would have grown by nearly 19 percent over 2015.

•	North America VPG totaled $3,563, a 12.7 percent increase from the fourth quarter of 2015; tours increased 3.4 percent year-over-year.

•	The company estimates that Hurricane Matthew negatively impacted tour growth by approximately 3.9 percentage points. Adjusting for that impact, tours would have increased 7.3 percent over 2015.

•	Company development margin percentage was 24.3 percent compared to 22.1 percent in the fourth quarter of 2015. Company adjusted development margin percentage was 22.3 percent compared to 20.1 percent in the fourth quarter of 2015.

Full Year 2016 highlights:

•	Net income was $137.3 million, or $4.83 fully diluted EPS, compared to net income of $122.8 million, or $3.82 fully diluted EPS, in 2015, an increase of 11.8 percent and 26.4 percent, respectively.

•	Adjusted net income was $134.3 million, compared to adjusted net income of $118.9 million in 2015, an increase of 13.0 percent. Adjusted fully diluted EPS was $4.73 compared to adjusted fully diluted EPS of $3.70 in 2015, an increase of 27.8 percent.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2016 Financial Results and Provides 2017 Outlook / 2

•	Adjusted EBITDA totaled $261.4 million, an increase of $11.3 million, or 4.5 percent, year-over-year.

•	Adjusting for the impact of Hurricane Matthew, Adjusted EBITDA would have totaled $265.0 million for the full year.

•	Total company vacation ownership contract sales, excluding residential sales, were $723.6 million, an increase of $23.8 million, or 3.4 percent, compared to the prior year period. Contract sales in our key North America and Asia Pacific segments were $27.0 million, an increase of 4.0 percent, compared to the prior year period.

•	Adjusting for the impact of Hurricane Matthew, total company contract sales would have increased by an additional $8.1 million, for a total of approximately 4.5 percent, for the full year.

•	North America VPG totaled $3,462, a 2.2 percent increase from 2015; tours increased 2.3 percent year-over-year.

•	The company generated net cash provided by operating activities of $140.2 million and adjusted free cash flow of $158.9 million, delivering at the high end of the company’s previous guidance range, despite the impact from Hurricane Matthew.

•	The company returned a total of $212.0 million to its shareholders through repurchases of its common stock and quarterly dividends.

Non-GAAP financial measures, such as adjusted net income, adjusted EBITDA, adjusted fully diluted earnings per share, adjusted development margin and adjusted free cash flow are reconciled and adjustments are shown and described in further detail on pages A-1 through A-12 of the Financial Schedules that follow.

“I am extraordinarily pleased with how we finished 2016. In the fourth quarter, contract sales grew nearly 15 percent, driving $95 million of Adjusted EBITDA, our strongest quarter as a public company,” said Stephen P. Weisz, president and chief executive officer. “We continue to execute our growth strategy as our same store marketing initiatives continue to build a strong tour pipeline, and we opened our sixth new sales center for 2016 at our Miami Beach location in the last week of December. Subsequent to the end of the year, we opened our additional New York sales location, adding to our momentum and giving us confidence that we will achieve 2017 contract sales growth of 9 to 15 percent, net income of $139 million to $148 million, and Adjusted EBITDA of $276 million to $291 million for the full year.”

2017 Outlook:

The company is providing guidance for the full year 2017 on the non-GAAP financial measures provided below. Pages A-1 through A-12 of the Financial Schedules reconcile the non-GAAP financial measures set forth below to the following full year 2017 expected GAAP results:

Net income	$139 million to $148 million
Fully diluted EPS	$4.97 to $5.29
Net cash provided by operating activities	$110 million to $125 million

Adjusted net income	$139 million to $148 million
Adjusted fully diluted EPS	$4.97 to $5.29
Adjusted EBITDA	$276 million to $291 million
Adjusted free cash flow	$160 million to $180 million
Contract sales growth	9 percent to 15 percent

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2016 Financial Results and Provides 2017 Outlook / 3

Fourth Quarter 2016 Results

Company Results

Fourth quarter 2016 company net income was $49.8 million, a $16.7 million increase from the fourth quarter of 2015. These results were driven by $9.8 million of higher development margin, $6.4 million of higher resort management and other services revenues net of expenses, $1.8 million of lower acquisition related transaction costs, $1.7 million of higher financing revenues net of expenses and consumer financing interest expense, $1.4 million of lower interest expense, $0.9 million of higher rental revenues net of expenses, and $2.7 million of lower general and administrative costs stemming from lower bonus payouts and cost containment initiatives.

Total company vacation ownership contract sales were $234.3 million, $30.1 million, or 14.7 percent, higher than the fourth quarter of 2015. These results were driven by $27.0 million of higher contract sales in the company’s North America segment and $5.6 million of higher contract sales in the company’s Asia Pacific segment, partially offset by $2.5 million of lower contract sales in the company’s Europe segment as it continues to sell through the remaining developer inventory. The company estimates that Hurricane Matthew negatively impacted contract sales by approximately $8.1 million in the fourth quarter. Adjusting for that impact, contract sales would have grown by nearly 19 percent over 2015.

Development margin was $53.8 million, a $9.8 million increase from the fourth quarter of 2015. Development margin percentage was 24.3 percent compared to 22.1 percent in the prior year quarter. The increase in development margin reflected $8.1 million from lower product costs, $6.6 million from higher contract sales volumes net of expenses, and $0.5 million related to the timing of revenue reportability year-over-year, partially offset by $2.4 million from higher sales reserve activity mainly associated with a 5.4 percentage point increase in financing propensity, $2.0 million related mainly to higher usage of plus points for sales incentives, and $1.4 million of higher marketing and sales costs primarily from ramp-up costs associated with the company’s new sales distributions. Adjusted development margin percentage, which excludes the impact of revenue reportability year-over-year, was 22.3 percent in the fourth quarter of 2016 compared to 20.1 percent in the fourth quarter of 2015.

Rental revenues totaled $82.9 million, a $5.2 million decrease from the fourth quarter of 2015. Rental revenues net of expenses were $13.8 million, a $0.9 million, or 6.9 percent, increase from the fourth quarter of 2015.

Resort management and other services revenues totaled $93.0 million, a $2.4 million decrease from the fourth quarter of 2015. Resort management and other services revenues, net of expenses, totaled $42.3 million, a $6.4 million, or 18.0 percent, increase from the fourth quarter of 2015.

Financing revenues totaled $39.2 million, a $0.8 million increase from the fourth quarter of 2015. Financing revenues, net of expenses and consumer financing interest expense, were $24.3 million, a $1.7 million, or 7.7 percent, increase from the fourth quarter of 2015.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2016 Financial Results and Provides 2017 Outlook / 4

Net income was $49.8 million, compared to net income of $33.1 million in the fourth quarter of 2015, an increase of $16.7 million, or 50.3 percent. Adjusted EBITDA was $95.0 million in the fourth quarter of 2016, a $21.5 million, or 29.3 percent, increase from $73.5 million in the fourth quarter of 2015. The company estimates that Hurricane Matthew negatively impacted Adjusted EBITDA by approximately $3.6 million in the fourth quarter. Adjusting for that impact, Adjusted EBITDA would have totaled nearly $99 million in the fourth quarter.

Segment Results

North America

North America vacation ownership contract sales were $209.1 million in the fourth quarter of 2016, an increase of $27.0 million, or 14.9 percent, from the prior year period, reflecting higher sales from existing sales centers driven by the success of our new marketing programs, as well as the continued ramp-up of new sales centers. VPG increased $402, or 12.7 percent, to $3,563 in the fourth quarter of 2016 from the fourth quarter of 2015. Total tours in the fourth quarter of 2016 increased 3.4 percent, driven by an 8.3 percent increase in first time buyer tours. Tours were negatively impacted by 3.9 percentage points due to Hurricane Matthew. Adjusting for this impact, tours would have improved almost 7.3 percent in the fourth quarter.

Fourth quarter 2016 North America segment financial results were $141.2 million, an increase of $18.8 million from the fourth quarter of 2015. The increase was driven primarily by $9.4 million of higher development margin, $7.1 million of higher resort management and other services revenues net of expenses, $1.0 million of higher financing revenues, $0.7 million of higher rental revenues net of expenses, and $0.4 million of lower acquisition related transaction costs.

Development margin was $53.6 million, a $9.4 million increase from the fourth quarter of 2015. Development margin percentage was 26.9 percent compared to 24.5 percent in the prior year quarter. The increase in development margin reflected $7.8 million from lower product costs, and $6.2 million from higher contract sales volumes net of expenses, partially offset by $2.2 million related mainly to higher usage of plus points for sales incentives, $2.1 million from higher sales reserve activity mainly associated with a 5.0 percentage point increase in financing propensity, and $0.7 million of higher marketing and sales costs primarily from ramp-up costs associated with the company’s new sales distributions. Adjusted development margin percentage, which excludes the impact of revenue reportability, was 24.8 percent in the fourth quarter of 2016 compared to 22.1 percent in the fourth quarter of 2015.

Asia Pacific

Total vacation ownership contract sales in the segment were $16.1 million, an increase of $5.6 million, or 52.5 percent, from the fourth quarter of 2015, due primarily to the opening of a new sales location in Surfers Paradise, Australia in the second quarter of 2016. Segment financial results were $1.8 million, relatively flat to the fourth quarter of 2015.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2016 Financial Results and Provides 2017 Outlook / 5

Europe

Fourth quarter 2016 contract sales were $9.1 million, a decrease of $2.5 million from the fourth quarter of 2015. Segment financial results were $5.0 million, a $0.3 million increase from the fourth quarter of 2015, driven by $0.5 million of higher development margin.

Full Year 2016 Results

Full year 2016 net income totaled $137.3 million, or $4.83 diluted earnings per share, compared to net income of $122.8 million in 2015, or $3.82 diluted earnings per share. Total company contract sales, excluding residential sales, were $723.6 million, up $23.8 million, or 3.4 percent, from $699.9 million in 2015, driven by $13.9 million, or 2.2 percent, higher contract sales in the company’s North America segment, and $13.1 million, or 38.3 percent, higher contract sales in the company’s Asia Pacific segment. These increases were partially offset by $3.2 million of lower contract sales in the company’s Europe segment.

Full year total company development margin decreased to 20.3 percent in 2016 from 20.8 percent in 2015. Full year total company adjusted development margin decreased to 20.7 percent in 2016 from 20.9 percent in 2015.

Share Repurchase Program and Dividends

During 2016, the company returned $212.0 million to its shareholders, through the repurchase of more than 2.8 million shares for $177.8 million and $34.2 million in dividends paid.

Fiscal Year Change

On December 8, 2016, the Board of Directors approved a change in the company’s financial reporting year end to a calendar year end beginning with its 2017 fiscal year. The 2017 fiscal year began on December 31, 2016 (the day after the end of the 2016 fiscal year) and will end on December 31, 2017. Subsequent fiscal years will begin on January 1 and end on December 31. The company’s financial quarters will be the three-month periods ending March 31, June 30, September 30, and December 31, except that the period ending March 31, 2017 will also include December 31, 2016. The company believes these changes will allow for the simplification of transaction and reporting processes to support future growth. Historical results will not be restated.

Historically (including for the 2016 fiscal year), the company’s fiscal year was a 52 or 53 week fiscal year that ended on the Friday nearest to December 31, and quarterly results were for twelve-week periods for the first, second, and third quarters and for a sixteen-week period (or in some cases a seventeen-week period) for the fourth quarter.

Balance Sheet and Liquidity

On December 30, 2016, cash and cash equivalents totaled $147.1 million. Since the beginning of the year, real estate inventory balances increased $44.2 million to $708.2 million, including $338.0 million of finished goods, $39.5 million of work-in-progress and $330.7 million of land and infrastructure. The company had $746.4 million in gross debt outstanding at the end of 2016, an increase of $58.3 million from year-end 2015, consisting primarily of $738.4 million in gross non-recourse securitized notes.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2016 Financial Results and Provides 2017 Outlook / 6

As of December 30, 2016, the company had approximately $197 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and approximately $103 million of gross vacation ownership notes receivable eligible for securitization in its warehouse credit facility.

Fourth Quarter 2016 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EST today to discuss these results and the guidance for full year 2017. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13654437. The webcast will also be available on the company’s website.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with over 60 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of February 23, 2017 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

FINANCIAL SCHEDULES

QUARTER 4, 2016

TABLE OF CONTENTS

Consolidated Statements of Income - 16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016	A-1

Adjusted Net Income, Adjusted Earnings Per Share - Diluted, EBITDA and Adjusted EBITDA - 16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016	A-2

North America Segment Financial Results - 16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016	A-3

Asia Pacific Segment Financial Results - 16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016	A-4

Europe Segment Financial Results - 16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016	A-5

Corporate and Other Financial Results - 16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016	A-6

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016

A-7

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016

A-8

2016 Adjusted Free Cash Flow	A-9

2017 Outlook - Adjusted Net Income, Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Free Cash Flow	A-10

Non-GAAP Financial Measures	A-11

Consolidated Balance Sheets	A-13

Consolidated Statements of Cash Flows	A-14

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016

(In thousands, except per share amounts)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Revenues
Sale of vacation ownership products	$221,672	$199,251	$637,503	$675,329
Resort management and other services	92,955	95,374	303,570	295,547
Financing	39,182	38,393	126,126	124,033
Rental	82,938	88,117	312,071	312,997
Cost reimbursements	127,992	119,938	431,965	405,875

Total revenues	564,739	541,073	1,811,235	1,813,781

Expenses
Cost of vacation ownership products	50,944	53,442	155,093	204,299
Marketing and sales	116,947	101,839	353,295	330,599
Resort management and other services	50,616	59,479	174,311	180,072
Financing	7,032	7,716	21,380	24,194
Rental	69,094	75,169	260,752	259,729
General and administrative	31,962	34,651	104,833	106,104
Organizational and separation related	—	442	—	1,174
Litigation settlement	—	4	(303)	(232)
Consumer financing interest	7,845	8,100	23,685	24,658
Royalty fee	18,946	18,551	60,953	58,982
Impairment	—	324	—	324
Cost reimbursements	127,992	119,938	431,965	405,875

Total expenses	481,378	479,655	1,585,964	1,595,778

Gains and other income	72	65	11,201	9,557
Interest expense	(2,581)	(3,988)	(8,912)	(12,810)
Other	(104)	(1,948)	(4,632)	(8,253)

Income before income taxes	80,748	55,547	222,928	206,497
Provision for income taxes	(30,924)	(22,398)	(85,580)	(83,698)

Net income	$49,824	$33,149	$137,348	$122,799

Earnings per share - Basic	$1.83	$1.08	$4.93	$3.90

Earnings per share - Diluted	$1.80	$1.06	$4.83	$3.82

Basic Shares	27,152	30,623	27,882	31,487
Diluted Shares	27,742	31,297	28,422	32,168

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Contract Sales
Vacation ownership	$234,317	$204,239	$723,634	$699,884
Residential products	—	—	—	28,420

Total contract sales	$234,317	$204,239	$723,634	$728,304

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars. In the fourth quarter of 2016, we reclassified certain revenues and expenses to correct immaterial presentation errors within the following line items: Resort management and other services revenues, Resort management and other services expenses and General and administrative expenses. We have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016

(In thousands, except per share amounts)

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Net income	$49,824	$33,149	$137,348	$122,799
Less certain items:
Transaction costs	168	1,987	4,881	8,440
Hurricane Matthew related expenses	1,442	—	1,442	—
Refurbishment costs	—	—	—	1,767
Operating results from the sold portion of the Surfers Paradise, Australia property	—	(1,595)	(275)	(1,595)
Litigation settlement	—	4	(303)	(232)
Gains and other income	(72)	(65)	(11,201)	(9,557)
Impairments	—	324	—	324
Asia Pacific bulk sale	—	—	—	(5,915)
Organizational and separation related	—	442	—	1,174

Certain items before depreciation and provision for income taxes [1]	1,538	1,097	(5,456)	(5,594)
Depreciation on the sold portion of the Surfers Paradise, Australia property	—	1,341	469	1,341
Provision for income taxes on certain items	(606)	(922)	1,962	366

Adjusted net income **	$50,756	$34,665	$134,323	$118,912

Earnings per share - Diluted	$1.80	$1.06	$4.83	$3.82

Adjusted earnings per share - Diluted **	$1.83	$1.11	$4.73	$3.70

Diluted Shares	27,742	31,297	28,422	32,168

EBITDA AND ADJUSTED EBITDA
	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Net income	$49,824	$33,149	$137,348	$122,799
Interest expense [2]	2,581	3,988	8,912	12,810
Tax provision	30,924	22,398	85,580	83,698
Depreciation and amortization	6,188	8,367	21,044	22,217

EBITDA **	89,517	67,902	252,884	241,524

Non-cash share-based compensation [3]	3,954	4,509	13,949	14,142
Certain items before depreciation and provision for income taxes [1]	1,538	1,097	(5,456)	(5,594)

Adjusted EBITDA **	$95,009	$73,508	$261,377	$250,072

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Please see pages A-11 and A-12 for additional information regarding these items. The certain items adjustments for the Adjusted EBITDA reconciliations exclude depreciation and the provision for income taxes on certain items included in the Adjusted Net Income reconciliations.
[2]	Interest expense excludes consumer financing interest expense.
[3]	Beginning with the first quarter of 2016, non-cash share-based compensation expense is excluded from our Adjusted EBITDA, and prior period presentation has been recast for consistency. Please see pages A-11 and A-12 for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016

(In thousands)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Revenues
Sale of vacation ownership products	$198,964	$179,990	$572,305	$586,774
Resort management and other services	83,776	79,870	268,766	258,761
Financing	36,947	35,929	118,646	115,738
Rental	74,484	74,742	276,008	277,348
Cost reimbursements	116,402	109,015	394,592	369,467

Total revenues	510,573	479,546	1,630,317	1,608,088

Expenses
Cost of vacation ownership products	44,203	47,129	134,079	164,200
Marketing and sales	101,211	88,754	304,099	288,260
Resort management and other services	43,714	46,898	145,036	149,257
Rental	60,601	61,562	225,281	225,043
Organizational and separation related	—	219	—	532
Litigation settlement	—	—	(303)	(370)
Royalty fee	3,114	2,797	9,867	7,971
Impairment	—	324	—	324
Cost reimbursements	116,402	109,015	394,592	369,467

Total expenses	369,245	356,698	1,212,651	1,204,684

(Losses) gains and other (expense) income	(37)	66	12,260	9,600
Other	(123)	(578)	(4,191)	(422)

Segment financial results	$141,168	$122,336	$425,735	$412,582

Segment financial results	$141,168	$122,336	$425,735	$412,582
Less certain items:
Transaction costs	189	622	4,449	622
Litigation settlement	—	—	(303)	(370)
Losses (gains) and other expense (income)	37	(66)	(12,260)	(9,600)
Impairment	—	324	—	324
Organizational and separation related	—	219	—	532

Certain items	226	1,099	(8,114)	(8,492)

Adjusted segment financial results **	$141,394	$123,435	$417,621	$404,090

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Contract Sales
Vacation ownership	$209,063	$182,018	$645,277	$631,403

Total contract sales	$209,063	$182,018	$645,277	$631,403

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: In the fourth quarter of 2016, we reclassified certain revenues and expenses to correct immaterial presentation errors within the following line items: Segment Resort management and other services revenues, Segment Resort management and other services expenses and Corporate General and administrative expenses. We have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016

(In thousands)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Revenues
Sale of vacation ownership products	$14,019	$9,436	$40,664	$59,592
Resort management and other services	1,679	7,840	10,514	11,664
Financing	1,281	1,289	4,187	4,346
Rental	3,698	8,546	16,471	14,970
Cost reimbursements	1,211	953	3,461	3,060

Total revenues	21,888	28,064	75,297	93,632

Expenses
Cost of vacation ownership products	2,588	1,646	7,606	26,877
Marketing and sales	9,982	6,354	30,054	20,365
Resort management and other services	1,509	6,814	10,055	10,368
Rental	4,579	9,836	20,463	19,255
Royalty fee	360	238	924	684
Cost reimbursements	1,211	953	3,461	3,060

Total expenses	20,229	25,841	72,563	80,609

Gains (losses) and other income (expense)	130	—	(878)	(29)
Other	19	(292)	(230)	(5,731)

Segment financial results	$1,808	$1,931	$1,626	$7,263

Segment financial results	$1,808	$1,931	$1,626	$7,263
Less certain items:
Transaction costs	(21)	287	221	5,718
Operating results from the sold portion of the Surfers Paradise, Australia property	—	(254)	194	(254)
(Gains) losses and other (income) expense	(130)	—	878	29
Asia Pacific bulk sale	—	—	—	(5,915)

Certain items	(151)	33	1,293	(422)

Adjusted segment financial results **	$1,657	$1,964	$2,919	$6,841

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Contract Sales
Vacation ownership	$16,134	$10,577	$47,183	$34,105
Residential products	—	—	—	28,420

Total contract sales	$16,134	$10,577	$47,183	$62,525

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: In the fourth quarter of 2016, we reclassified certain revenues and expenses to correct immaterial presentation errors within the following line items: Segment Resort management and other services revenues and Segment Resort management and other services expenses. We have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016

(In thousands)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Revenues
Sale of vacation ownership products	$8,689	$9,825	$24,534	$28,963
Resort management and other services	7,500	7,664	24,290	25,122
Financing	954	1,175	3,293	3,949
Rental	4,756	4,829	19,592	20,679
Cost reimbursements	10,379	9,970	33,912	33,348

Total revenues	32,278	33,463	105,621	112,061

Expenses
Cost of vacation ownership products	1,731	2,354	5,889	6,509
Marketing and sales	5,754	6,731	19,142	21,974
Resort management and other services	5,393	5,767	19,220	20,447
Rental	3,914	3,771	15,008	15,431
Royalty fee	119	174	383	464
Cost reimbursements	10,379	9,970	33,912	33,348

Total expenses	27,290	28,767	93,554	98,173

Losses and other expense	—	(1)	—	(14)

Segment financial results	$4,988	$4,695	$12,067	$13,874

Segment financial results	$4,988	$4,695	$12,067	$13,874
Less certain items:
Losses and other expense	—	1	—	14

Certain items	—	1	—	14

Adjusted segment financial results **	$4,988	$4,696	$12,067	$13,888

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Contract Sales
Vacation ownership	$9,120	$11,644	$31,174	$34,376
Residential products	—	—	—	—

Total contract sales	$9,120	$11,644	$31,174	$34,376

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: In the fourth quarter of 2016, we reclassified certain revenues and expenses to correct immaterial presentation errors within the following line items: Segment Resort management and other services revenues and Segment Resort management and other services expenses. We have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

16 Weeks and 52 Weeks Ended December 30, 2016 and January 1, 2016

(In thousands)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Expenses
Cost of vacation ownership products	$2,422	$2,313	$7,519	$6,713
Financing	7,032	7,716	21,380	24,194
General and administrative	31,962	34,651	104,833	106,104
Organizational and separation related	—	223	—	642
Litigation settlement	—	4	—	138
Consumer financing interest	7,845	8,100	23,685	24,658
Royalty fee	15,353	15,342	49,779	49,863

Total expenses	64,614	68,349	207,196	212,312

Losses and other expense	(21)	—	(181)	—
Interest expense	(2,581)	(3,988)	(8,912)	(12,810)
Other	—	(1,078)	(211)	(2,100)

Financial results	$(67,216)	$(73,415)	$(216,500)	$(227,222)

Financial results	$(67,216)	$(73,415)	$(216,500)	$(227,222)
Less certain items:
Transaction costs	—	1,078	211	2,100
Hurricane Matthew related expenses	1,442	—	1,442	—
Refurbishment costs	—	—	—	1,767
Litigation settlement	—	4	—	138
Losses and other expense	21	—	181	—
Organizational and separation related	—	223	—	642

Certain items	1,463	1,305	1,834	4,647

Adjusted financial results **	$(65,753)	$(72,110)	$(214,666)	$(222,575)

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: In the fourth quarter of 2016, we reclassified certain revenues and expenses to correct immaterial presentation errors within the following line items: Segment Resort management and other services revenues, Segment Resort management and other services expenses and Corporate General and administrative expenses. We have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Contract sales
Vacation ownership	$234,317	$204,239	$723,634	$699,884
Residential products	—	—	—	28,420

Total contract sales	234,317	204,239	723,634	728,304

Revenue recognition adjustments:
Reportability [1]	9,482	9,472	(7,547)	(1,652)
Sales reserve [2]	(14,827)	(9,853)	(48,274)	(32,999)
Other [3]	(7,300)	(4,607)	(30,310)	(18,324)

Sale of vacation ownership products	$221,672	$199,251	$637,503	$675,329

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Sale of vacation ownership products	$221,672	$199,251	$637,503	$675,329
Less:
Cost of vacation ownership products	50,944	53,442	155,093	204,299
Marketing and sales	116,947	101,839	353,295	330,599

Development margin	53,781	43,970	129,115	140,431
Certain items [1]	—	—	—	(5,915)
Revenue recognition reportability adjustment	(6,429)	(5,898)	4,614	1,057

Adjusted development margin **	$47,352	$38,072	$133,729	$135,573

Development margin percentage [2]	24.3%	22.1%	20.3%	20.8%
Adjusted development margin percentage	22.3%	20.1%	20.7%	20.9%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Certain items adjustment in the 52 weeks ended January 1, 2016, represents $5.9 million of development margin from the disposition of units in Macau as whole ownership residential units rather than through our Marriott Vacation Club, Asia Pacific points program.
[2]	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Contract sales
Vacation ownership	$209,063	$182,018	$645,277	$631,403

Total contract sales	209,063	182,018	645,277	631,403

Revenue recognition adjustments:
Reportability [1]	9,529	10,510	(3,453)	(841)
Sales reserve [2]	(12,338)	(8,191)	(39,298)	(26,077)
Other [3]	(7,290)	(4,347)	(30,221)	(17,711)

Sale of vacation ownership products	$198,964	$179,990	$572,305	$586,774

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

	16 Weeks Ended		52 Weeks Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016
Sale of vacation ownership products	$198,964	$179,990	$572,305	$586,774
Less:
Cost of vacation ownership products	44,203	47,129	134,079	164,200
Marketing and sales	101,211	88,754	304,099	288,260

Development margin	53,550	44,107	134,127	134,314
Revenue recognition reportability adjustment	(6,476)	(6,689)	1,887	360

Adjusted development margin **	$47,074	$37,418	$136,014	$134,674

Development margin percentage [1]	26.9%	24.5%	23.4%	22.9%
Adjusted development margin percentage	24.8%	22.1%	23.6%	22.9%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2016 CASH FLOW AND ADJUSTED FREE CASH FLOW

(In thousands)

Cash Flow	2016
Cash provided by (used in);
Operating activities	$140,172
Investing activities	39,021
Financing activities	(204,952)
Effect of change in exchange rates on cash and cash equivalents	(4,200)

Decrease in cash and cash equivalents	$(29,959)

Adjusted Free Cash Flow
Net cash provided by operating activities	$140,172
Capital expenditures for property and equipment (excluding inventory):
New sales centers [1]	(18,077)
Other	(16,693)
Decrease in restricted cash	4,838
Borrowings from securitization transactions	376,622
Repayment of debt related to securitizations	(322,864)

Free cash flow **	163,998
Adjustment:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility [2]	(5,107)

Adjusted free cash flow **	$158,891

**	Denotes non-GAAP financial measures. Please see pages A-11 and 12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Represents incremental investment in new sales centers, mainly to support new sales distributions.
[2]	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2015 and 2016 year ends.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

(In millions, except per share amounts)

2017 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net income	$139	$148
Adjustments to reconcile Net income to Adjusted net income	—	—

Adjusted net income **	$139	$148

Earnings per share - Diluted [1]	$4.97	$5.29
Adjusted earnings per share - Diluted **, 1	$4.97	$5.29
Diluted shares [1]	28.0	28.0

[1]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through February 23, 2017.

2017 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net income	$139	$148
Interest expense [1]	7	7
Tax provision	90	96
Depreciation and amortization	23	23

EBITDA **	259	274
Non-cash share-based compensation	17	17

Adjusted EBITDA**	$276	$291

[1]	Interest expense excludes consumer financing interest expense.

2017 ADJUSTED FREE CASH FLOW OUTLOOK

	Fiscal Year 2017 (low)	Fiscal Year 2017 (high)
Net cash provided by operating activities	$110	$125
Capital expenditures for property and equipment (excluding inventory):
New sales centers [1]	(11)	(9)
Other	(27)	(25)
Increase in restricted cash	(12)	(11)
Borrowings from securitization transactions	330	340
Repayment of debt related to securitizations	(250)	(260)

Free cash flow **	140	160
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility [2]	20	20

Adjusted free cash flow **	$160	$180

[1]	Represents the incremental investment in new sales centers.
[2]	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2016 and 2017 year ends.

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the 12 weeks and 52 weeks Ended December 30, 2016 and January 1, 2016 because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.

Certain items - 16 Weeks and 52 Weeks Ended December 30, 2016. In our Statement of Income for the 16 weeks ended December 30, 2016, we recorded $1.5 million of net pre-tax items, which included $1.4 million of Hurricane Matthew related expenses, $0.2 million of transaction costs associated with acquisitions, and $0.1 million of gains and other income not associated with our on-going core operations. In our Statement of Income for the 52 weeks Ended December 30, 2016, we recorded $5.0 million of net pre-tax items, which included $11.2 million of gains and other income not associated with our on-going core operations, $4.9 million of transaction costs associated with acquisitions, $1.4 million of Hurricane Matthew related expenses, $0.2 million of losses (including $0.5 million of depreciation) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016, and a $0.3 million reversal of litigation settlement expense.

Certain items - 16 Weeks and 52 Weeks Ended January 1, 2016. In our Statement of Income for the 16 weeks ended January 1, 2016, we recorded $2.4 million of net pre-tax items, which included $2.0 million of transaction costs associated with acquisitions, $0.4 million of organizational and separation related costs, $0.3 million of income (net of $1.3 million of depreciation) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016, a $0.3 million impairment associated with a project in our North America segment, and $0.1 million of gains and other income not associated with our on-going core operations. In our Statement of Income for the 52 weeks Ended January 1, 2016, we recorded $4.3 million of net pre-tax items, which included $9.6 million of gains and other income not associated with our on-going core operations, $8.4 million of transaction costs associated with acquisitions, $5.9 million of development profit from the disposition of units in Macau as whole ownership residential units rather than through our Marriott Vacation Club, Asia Pacific points program, a $1.8 million adjustment for refurbishment costs at a project in our North America segment, $1.2 million of organizational and separation related costs, $0.3 million of income (net of $1.3 million of depreciation) from the operations of the property we acquired in Australia in 2015 that we sold in the second quarter of 2016, a $0.3 million impairment associated with a project in our North America segment, and a $0.2 million reversal of litigation settlement expense.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income above, including, beginning with the first quarter of 2016, the exclusion of non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.

Free Cash Flow and Adjusted Free Cash Flow. We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of organizational and separation related, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 30, 2016	January 1, 2016
ASSETS
Cash and cash equivalents	$147,102	$177,061
Restricted cash (including $27,525 and $26,884 from VIEs, respectively)	66,000	71,451
Accounts and contracts receivable, net (including $4,865 and $4,893 from VIEs, respectively)	161,733	131,850
Vacation ownership notes receivable, net (including $717,543 and $669,179 from VIEs, respectively)	972,311	920,631
Inventory	712,536	669,243
Property and equipment	202,802	288,803
Other	128,935	140,679

Total Assets	$2,391,419	$2,399,718

LIABILITIES AND EQUITY
Accounts payable	$124,439	$139,120
Advance deposits	55,542	49,128
Accrued liabilities (including $584 and $669 from VIEs, respectively)	147,469	163,632
Deferred revenue	95,495	78,196
Payroll and benefits liability	95,516	104,331
Deferred compensation liability	62,874	51,031
Mandatorily redeemable preferred stock of consolidated subsidiary, net	—	38,989
Debt, net (including $738,362 and $684,604 from VIEs, respectively)	737,224	678,793
Other	15,873	11,155
Deferred taxes	149,168	109,076

Total Liabilities	1,483,600	1,423,451

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 36,633,868 and 36,393,800 shares issued, respectively	366	364
Treasury stock - at cost; 9,643,562 and 6,844,256 shares, respectively	(606,631)	(429,990)
Additional paid-in capital	1,162,283	1,150,731
Accumulated other comprehensive income	5,460	11,381
Retained earnings	346,341	243,781

Total Equity	907,819	976,267

Total Liabilities and Equity	$2,391,419	$2,399,718

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	52 Weeks Ended
	December 30, 2016	January 1, 2016
OPERATING ACTIVITIES
Net income	$137,348	$122,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,044	22,217
Amortization of debt issuance costs	6,509	5,586
Provision for loan losses	47,292	33,083
Share-based compensation	13,949	14,142
Employee stock purchase plan	1,317	560
Deferred income taxes	38,834	28,162
Gain on disposal of property and equipment, net	(11,201)	(9,557)
Non-cash litigation settlement	(303)	(262)
Impairment charges	—	324
Net change in assets and liabilities:
Accounts and contracts receivable	(30,055)	(24,189)
Notes receivable originations	(356,859)	(311,195)
Notes receivable collections	253,622	270,170
Inventory	4,301	72,158
Purchase of operating properties for future conversion to inventory	—	(61,554)
Other assets	11,092	(10,648)
Accounts payable, advance deposits and accrued liabilities	(19,905)	23,461
Deferred revenue	17,664	(5,289)
Payroll and benefit liabilities	(6,933)	11,380
Liability for Marriott Rewards customer loyalty program	(37)	(89,251)
Deferred compensation liability	11,843	9,354
Other liabilities	1,863	2,974
Other, net	(1,213)	4,609

Net cash provided by operating activities	140,172	109,034

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(34,770)	(35,735)
Purchase of operating property to be sold	—	(47,658)
Decrease in restricted cash	4,838	37,681
Dispositions, net	68,953	20,644

Net cash provided by (used in) investing activities	39,021	(25,068)

FINANCING ACTIVITIES
Borrowings from securitization transactions	376,622	255,000
Repayment of debt related to securitization transactions	(322,864)	(278,427)
Borrowings from Revolving Corporate Credit Facility	85,000	—
Repayment of Revolving Corporate Credit Facility	(85,000)	—
Proceeds from vacation ownership inventory arrangement	—	5,375
Debt issuance costs	(4,065)	(5,335)
Repurchase of common stock	(177,830)	(201,380)
Redemption of mandatorily redeemable preferred stock of consolidated subsidiary	(40,000)	—
Payment of dividends	(34,195)	(23,793)
Proceeds from stock option exercises	7	97
Excess tax benefits from share-based compensation	1,207	9,380
Payment of withholding taxes on vesting of restricted stock units	(4,021)	(10,894)
Other	187	230

Net cash used in financing activities	(204,952)	(249,747)

Effect of changes in exchange rates on cash and cash equivalents	(4,200)	(3,673)
DECREASE IN CASH AND CASH EQUIVALENTS	(29,959)	(169,454)
CASH AND CASH EQUIVALENTS, beginning of period	177,061	346,515

CASH AND CASH EQUIVALENTS, end of period	$147,102	$177,061